                                                                   EXHIBIT 10.11

                                CREDIT AGREEMENT
                                (BORROWING BASE)

THIS CREDIT AGREEMENT (as amended, restated and supplemented from time to time, this "AGREEMENT") by and between ASHFORD.COM, formerly known as Newwatch Company, Inc., a Delaware corporation ("BORROWER") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("BANK") is dated as of August 9, 1999 (the "EFFECTIVE DATE").

1.  THE LOANS.
REVOLVING CREDIT NOTE 1.1 Subject to the terms and conditions hereof, Bank agrees to make loans ("LOAN" or "LOANS") to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding the lesser of the Borrowing Base or $5,000,000.00 (the "COMMITMENT"). Borrower has the right to borrow, repay and reborrow. The Loans may only be used to finance Borrower's working capital needs. Chapter 346 of the Texas Finance Code (which governs certain revolving loan accounts) will not apply to this Agreement, the Note or any Loan. The Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "NOTE"). "TERMINATION DATE" means the earlier of: (a) August 8, 2000; or (b) the date specified by Bank pursuant to Section 6.1 hereof.

BORROWING BASE 1.2 The "BORROWING BASE" will be the amount shown as the BORROWING BASE on the most recent Borrowing Base Report, subject to verification by Bank and determination by Bank at any time and calculated using the eligibility criteria, borrowing base factors, dollar ceilings for various components and any deductions specified in the attached EXHIBIT A, incorporated herein by reference.

REQUIRED PAYMENT 1.3 If the unpaid amount of the Loans at any time exceeds the Borrowing Base then in effect, Borrower must make a payment on the Note in an amount sufficient to reduce the unpaid principal balance of the Note to an amount no greater than the Borrowing Base. Such payment shall be accompanied by any prepayment charge required by the Note and shall be due concurrently with the Borrowing Base Report.

COMMITMENT FEE  1.4   Borrower will pay a commitment fee (computed on the basis
of the actual number of days elapsed in a year comprised of 360 days) of 1/3 of 1% per annum on the daily average difference between the Commitment and the principal balance of the Note, during each calendar quarter from the date hereof to the Termination Date. The Commitment fee is due and payable in arrears for the preceding calendar quarter on the first day of the subsequent calendar quarter, commencing on January 9, 2000.

PAST DUE AMOUNTS 1.5 Each amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

2.  CONDITIONS PRECEDENT.
ALL LOANS 2.1 Bank is not obligated to make any Loan unless: (a) Bank has received the following, duly executed and in Proper Form: (1) a Request for Loan, substantially in the form of EXHIBIT B, not later than one (1) Business Day before the date (which shall also be a Business Day) of the proposed Loan; provided however, Bank may accept and act upon verbal advance requests received from Borrower's representative reasonably believed by Bank to be authorized to make such requests; (2) a Borrowing Base Report within the time required by this Agreement; (3) a Guaranty of the Obligations in Proper Form duly executed by each Subsidiary of Borrower in existence at the time of such Loan (each a "Guarantor" and collectively, "Guarantors"); and (4) such other documents as Bank reasonably may require; (b) no Event of Default exists; (c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement; and (d) after making the Loan requested, the ratio of Indebtedness outstanding under the Note to Liquid Assets shall not exceed the limitations set forth in Section 4.9 hereof

FIRST LOAN 2.2 In addition to the matters described in the preceding section, Bank will not be obligated to make the first Loan unless: (a) Bank has received all of the Loan Documents specified on Annex I in Proper Form; (b) Borrower shall have received proceeds in an amount of at least $30,000,000.00 from an equity offering, resulting in an equity structure in Proper Form; (c) certified public accountants satisfactory to Bank shall have performed a financial audit of Borrower and shall have issued an unqualified opinion in Proper Form; and (d) Borrower shall have an adjusted Tangible Net Worth as calculated in accordance with Paragraph C.1 on EXHIBIT C hereto in an amount of not less than $30,000,000.00.

3. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this Agreement:

ORGANIZATION AND STATUS 3.1 Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary other than those listed on Annex II and each Subsidiary is owned by Borrower in the percentage set forth on Annex II. If Borrower is subject to the Texas Revised Partnership Act ("TRPA"), Borrower agrees that Bank is not required to comply with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property.

FINANCIAL STATEMENTS 3.2 All financial statements delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower and each Subsidiary of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary of Borrower since the dates of such financial statements. Neither Borrower nor any Subsidiary of Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

COMPLIANCE 3.4 Borrower and each Subsidiary of Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents.

LITIGATION 3.5 Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting Borrower or any Subsidiary of Borrower before or by any Governmental Authority.

TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower's Property have been obtained and are in full force and effect.

REGULATION U; BUSINESS PURPOSE 3.7 None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the




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Federal Reserve System.  All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter 303 of the Texas Finance Code or any successor statute.

ENVIRONMENT 3.8 Borrower and each Subsidiary of Borrower have complied with applicable Legal Requirements in each instance in which any of them have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by any of them). Neither Borrower nor any Subsidiary of Borrower has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither Borrower nor any Subsidiary of Borrower has received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

INVESTMENT COMPANY ACT/PUBLIC UTILITY HOLDING COMPANY ACT 3.9 Neither Borrower nor any Subsidiary of Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

STATEMENTS BY OTHERS 3.10 All statements made by or on behalf of Borrower, any Subsidiary of Borrower or any other of the Parties in connection with any Loan Document constitute the joint and several representations and warranties of Borrower hereunder.

YEAR 2000 3.11 Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) Borrower's and Guarantors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or Guarantors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, have been completed. The cost to Borrower and Guarantors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrower and Guarantors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in any Event of Default or have a material adverse effect on Borrower or Guarantors.

4. AFFIRMATIVE COVENANTS. Borrower agrees to do, and if necessary cause to be done, and cause its Subsidiaries to do, each of the following:

CORPORATE FUNDAMENTALS 4.1 (a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable;
(d) Comply with all applicable Legal Requirements; and (e) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

INSURANCE 4.2 Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by Bank, and furnish Bank satisfactory evidence thereof promptly upon request. Without limiting the generality of the preceding sentence, Borrower shall at all times maintain business interruption insurance with such insurers, in such amounts and subject to such terms as are satisfactory to Bank and deliver to Bank satisfactory evidence thereof. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. Bank must be named as a beneficiary, loss payee or additional insured of such insurance as its interest may appear and Borrower must provide Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to Bank.

FINANCIAL INFORMATION/BORROWING BASE REPORT  4.3   Furnish to Bank in Proper
Form (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit C, Reporting Requirements, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference; (ii) the Borrowing Base Report substantially in the form of, and within the time required by, Exhibit A along with the other information required by Exhibit A to be submitted; (iii) within the time required by Exhibit C, Exhibit C signed and certified by the chief financial officer or president of Borrower; (iv) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan;
(v) copies of special audits, studies, reports and analyses prepared for the management of Borrower by outside parties and (vi) such other information relating to the financial condition and affairs of the Borrower and Guarantors and their Subsidiaries as Bank may request from time to time in its discretion.

MATTERS REQUIRING NOTICE 4.4 Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might adversely affect Borrower; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction in connection with any employee benefit plan.

INSPECTION/AUDIT 4.5 Permit Bank and its affiliates to inspect and photograph its Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such times and intervals and to such extent as Bank reasonably desires. Without limiting the generality of the foregoing, if at any time the Indebtedness outstanding under the Note equals or exceeds $2,500,000.00, Borrower shall permit Bank or any of its Subsidiaries or Affiliates to review the inventory, accounting procedures, and inventory management and information systems, of Borrower and its Subsidiaries at Borrower's expense.

ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

CERTAIN CHANGES 4.7 Notify Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

EXHIBIT C 4.8 Comply with each of the other affirmative covenants set forth in EXHIBIT C.

LIQUIDITY MAINTENANCE 4.9 Maintain a ratio of Indebtedness outstanding under the Note to Liquid Assets at all times no greater than 1.00 to 1.00, except for the month of November, 1999 when such ratio shall not exceed 2.25 to 1.00 and the month of December, 1999 when such ratio shall not exceed 1.50 to 1.00. As used in this Section 4.9, the term "LIQUID ASSETS" shall mean unencumbered liquid assets in the form of cash, certificates of deposit, time and savings accounts (and if any of the foregoing are maintained with a financial institution other than Bank, then fully insured by the FDIC and not subject to any offset by the financial institution), treasury bills or other readily marketable securities held in Borrower's sole name and acceptable to Bank, available to Borrower at all times. The value of the Liquid Assets shall be the market value of such assets, as such value is determined by Bank ("MARKET VALUE"). Bank may determine the Market Value of the Liquid Assets by any reasonable method, which determination shall be conclusive absent manifest error. Using published figures in The Wall Street Journal is agreed to be reasonable. In the event the Market Value of the Liquid Assets ever causes the above-described ratio to exceed the limitations of this Section 4.9, then Borrower shall immediately notify Bank and within ten (10) days, Borrower shall cause additional Liquid Assets to be maintained pursuant to the terms of this Agreement. Bank shall have no obligation to make any Loans if the ratio of Indebtedness outstanding under the Note exceeds the limitations of this Section 4.9.





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GUARANTEES  4.10  Furnish Bank with a Guaranty of the Obligations in Proper
Form duly executed by each Subsidiary of Borrower now or hereafter existing.

5. NEGATIVE COVENANTS. The Borrower will not, and no Subsidiary of Borrower will:

INDEBTEDNESS 5.1 Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise unless there is a permitted amount set forth in Exhibit C, except: (a) Indebtedness to Bank, or secured by Liens permitted by this Agreement, or otherwise approved in writing by Bank, and renewals and extensions (but not increases) thereof; (b) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; and (c) Indebtedness of Borrower and all its Subsidiaries, incurred entirely to finance or refinance the purchase price of Property of Borrower or such Subsidiary which is secured by a Lien on such Property in a cumulative amount not to exceed $100,000.00 during the period from the Effective Date to and including the Termination Date.

LIENS 5.2 Create or permit to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, except: (a) Liens, not for borrowed money, arising in the ordinary course of business; (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the Property covered thereby increases; (d) Liens in favor of Bank, or otherwise approved in writing by Bank; and (e) Liens securing the Indebtedness permitted by Section 5.1(c) hereof and placed on Property, contemporaneously with the purchase thereof, by Borrower or any Subsidiary to secure all or a portion of the purchase price thereof; provided that such Lien shall not extend to any other Property of the Borrower or any Subsidiary. Notwithstanding anything to the contrary herein, Borrower will not, and no Subsidiary of Borrower will permit any Lien on any inventory that secures the Loans unless Bank shall provide Borrower with Bank's prior written consent.

FINANCIAL AND OTHER COVENANTS 5.3 Fail to comply with the required financial covenants and other covenants described, and calculated as set forth, in Exhibit C. Unless otherwise provided on Exhibit C, all such amounts and ratios will be calculated: (a) on the basis of GAAP; and (b) on a consolidated basis. Compliance with the requirements of Exhibit C will be determined as of the dates of the financial statements to be provided to Bank.

CORPORATE CHANGES 5.4 In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell or dispose of any interest in any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional equity other than to Borrower; (d) sell, convey or lease all or any substantial part of its assets, except for sale of inventory in the ordinary course of business; or (e) permit any change in ownership of Borrower except as permitted by
Section 5.9.

RESTRICTED PAYMENTS  5.5  Unless otherwise permitted on Exhibit C, at any time:
(a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest; (b) declare or pay any dividend (except stock dividends and dividends paid to Borrower); or (c) make any other distribution or contribution of any Property or cash or obligation to owners of an equity interest or to a Subsidiary in their capacity as such.

NATURE OF BUSINESS; MANAGEMENT 5.6 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or cease to have Robert Shaw and James Whitcomb actively involved in its management.

AFFILIATE TRANSACTIONS 5.7 Enter into any transaction or agreement with any Affiliate except upon terms substantially similar to those obtainable from wholly unrelated sources.

SUBSIDIARIES 5.8 Form, create or acquire any Subsidiary without the prior written consent of Bank.

LOANS AND INVESTMENTS 5.9 Unless otherwise provided on Exhibit C, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except: (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; and (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service. Notwithstanding the foregoing, Borrower may acquire an equity interest in any Person; provided that the consideration paid is either through the issuance of additional capital stock of the Borrower or the payment of cash not to exceed a cumulative amount of $500,000.00 during the period from the Effective Date to and including the Termination Date; provided no Event of Default or event which with the giving of notice, the passage of time or both would constitute an Event of Default (a "DEFAULT") has occurred or is imminent.

CAPITAL EXPENDITURES 5.10 Make or incur non-financed capital expenditures in a cumulative amount in excess of $900,000.00 during the period from the Effective Date to and including the Termination Date.

6.  EVENTS OF DEFAULT AND REMEDIES.
EVENTS OF DEFAULT  6.1  Each of the following is an "EVENT OF DEFAULT":

(a) Any Obligor fails to pay any principal of or interest on the Note or any other obligation under any Loan Document as and when due; or

(b) Any Obligor or any Subsidiary of Borrower fails to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or fails to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or

(c) Any representation or warranty made in connection with any Loan Document was incorrect, false or misleading when made; or

(d) Any Obligor violates any covenant contained in any Loan Document; or

(e) An event of default occurs under any other Loan Document; or

(f) Final judgment for the payment of money is rendered against Obligor or any Subsidiary of Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or

(g) The sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any of the Collateral or the making of any levy, seizure, garnishment, sequestration or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Property; or

(h) Any order is entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(i) Any Obligor or any subsidiary of Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor or any subsidiary of Borrower and the Obligor or such subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or any subsidiary of Borrower or granting relief to any Obligor or any subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or any Obligor or any subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or





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(j) Any Obligor or any Subsidiary of Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k) A material adverse change occurs in the assets, liabilities, financial condition, business or affairs of any Obligor or any Subsidiary of Borrower; or

(l) Any change occurs in the ownership of Borrower except as permitted by
Section 5.9; or

(m) Any individual Obligor dies or any Obligor that is not an individual dissolves.

IF ANY EVENT OF DEFAULT OCCURS, then Bank may do any or all of the following:
(1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Obligor, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise.

REMEDIES CUMULATIVE 6.2 No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7.  MISCELLANEOUS.
NO WAIVER 7.1 No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2 All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given only upon actual receipt by Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).

GOVERNING LAW/ARBITRATION 7.3 (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in the city in which the office of Bank originating the Loans is located, by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.

(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any Lien on or security interest in any Collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or Collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.

(d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor any Obligor or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

(e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.

(f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal Obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

SURVIVAL; PARTIES BOUND; TERM OF AGREEMENT 7.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents; will not be affected by any investigation made by any Person, and will bind Borrower and the successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of the Bank; provided that Bank's agreement to make Loans to Borrower will not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement will be until the later of the final maturity of the Note and the full and final payment of all Obligations and all amounts due under the Loan Documents.

DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement are consummated, Borrower agrees to pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Borrower agrees to pay Bank's standard Documentation Preparation and Processing Fee for preparation, negotiation and handling of this Agreement. The obligations of the Borrower under this and the following section will survive the termination of this Agreement.





                               Page 4 of 6 Pages

Credit Agreement (With Borrowing Base) August 9, 1999
Ashford.com


INDEMNIFICATION 7.7 BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS, OR ANY LOAN, INCLUDING THAT RESULTING FROM BANK'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT CAUSED BY BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

NATURE OF OBLIGATIONS 7.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of Borrower shall be joint and several obligations of all Borrowers.

USURY NOT INTENDED 7.9 Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

NO COURSE OF DEALING 7.10 NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8.  DEFINITIONS.
Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

AFFILIATE means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances to be deemed an Affiliate of Borrower or any of its Subsidiaries.

AUTHORITY DOCUMENTS means certificates of authority to transact business, certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

BUSINESS DAY means a day when the main office of Bank is open for the conduct of commercial lending business.

COLLATERAL means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to Security Documents, or intended so to be.

CORPORATION means corporations, partnerships, limited liability companies, joint ventures, joint stock associations, associations, banks, business trusts and other business entities.

GOVERNMENT ACCOUNTS means receivables owed by the U.S. government or by the government of any state, county, municipality, or other political subdivision as to which Bank's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or any Obligor, or any Subsidiary of Borrower or their respective Property.

HIGHEST LAWFUL RATE means the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the weekly rate ceiling as defined in Chapter 1D of the Texas Credit Title, Article 5069-1D.001 et seq., Title 79 of the Texas Revised Civil Statutes, as amended.

INDEBTEDNESS means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

LEGAL REQUIREMENT means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

LIEN shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

LOAN DOCUMENTS means this Agreement, the agreements, documents, instruments and other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

OBLIGATIONS means all principal, interest and other amounts which are or become owing under this Agreement, the Note or any other Loan Document.

OBLIGOR means each Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

ORGANIZATIONAL DOCUMENTS means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, regulations and other documents establishing such entity, with respect to a partnership, joint venture, or trust, the agreement, certificate or instrument establishing such entity; in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Bank.

PARTIES means all Persons other than Bank executing any Loan Document.

PERSON means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

PROPER FORM means in form and substance satisfactory to the Bank.

PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

SECURITY DOCUMENTS means those Security Agreements listed on Annex I and all supplements, modifications, amendment, extensions thereof and all other agreements hereafter executed and delivered to Bank to secure the Loans.

SUBORDINATED DEBT means any Indebtedness subordinated to Indebtedness due Bank pursuant to a written subordination agreement in Proper Form by and among Bank, subordinated creditor and Borrower which at a minimum must prohibit: (a) any action by subordinated creditor which will result in an occurrence of an Event of Default or default under this Agreement, the subordination agreement or the subordinated Indebtedness; and (b) upon the happening of any Event of Default or default under any Loan Document, the subordination agreement, or any instrument evidencing the subordinated Indebtedness (i) any payment of principal and interest on the subordinated Indebtedness; (ii) any act to compel payment of principal or interest on subordinated Indebtedness; and (iii) any action to realize upon any Property securing the subordinated Indebtedness.

SUBSIDIARY means, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.




                              Page 5 of 6 Pages

Credit Agreement (With Borrowing Base) August 9, 1999
Ashford.com


THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


BORROWER:  ASHFORD.COM


By: /s/ David F. Gow
   --------------------------------------------------------------
Name: David F. Gow
     ------------------------------------------------------------
Title: CFO
      -----------------------------------------------------------
Address: 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098
        ---------------------------------------------------------

BANK:            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


By: /s/ Michael A. Cerda
   --------------------------------------------------------------
Name: Michael A. Cerda
     ------------------------------------------------------------
Title: Vice President
      -----------------------------------------------------------
Address: 717 Travis Street, 7th Floor South, Houston, Texas 77002
        ---------------------------------------------------------

EXHIBITS:                                              ANNEXES:
    A   Borrowing Base Report                             I Loan Documents
    B   Request for Loan                                 II Subsidiaries
    C   Reporting Requirements, Financial Covenants,
          and Compliance Certificate




                              Page 6 of 6 Pages

                                   EXHIBIT A
                             BORROWING BASE REPORT
                                   INVENTORY

BORROWING BASE REPORT FOR PERIOD BEGINNING:___________________  AND ENDING ______________________  ("CURRENT PERIOD")
REQUIRED BY THE CREDIT AGREEMENT DATED THE EFFECTIVE DATE (AS AMENDED, RESTATED, AND SUPPLEMENTED FROM TIME TO TIME, THE
"AGREEMENT") BY AND BETWEEN ASHFORD.COM AND CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

-----------------------------------------------------------------------------------------------------------------------
THE BORROWING BASE REPORT MUST BE SUBMITTED TO BANK WITHIN 15 DAYS OF THE LAST DAY OF EACH CALENDAR MONTH AND WITH EACH
REQUEST FOR A LOAN. BORROWER MUST PROVIDE THE FOLLOWING ALONG WITH THE BORROWING BASE REPORT: MONTHLY INVENTORY LISTING
AND SUMMARY.

-----------------------------------------------------------------------------------------------------------------------
Line    1.   Total Inventory as of the end of the Current Period                                          $
             INELIGIBLE INVENTORY AS OF THE END OF THE CURRENT PERIOD:                                    -------------

        2.   Offsite (without landlord's waiver) or out of territory locations        $
                                                                                      --------------
        3.   Private label                                                            $
                                                                                      --------------
        4.   Obsolete                                                                 $
                                                                                      --------------
        5.   Returned/damaged                                                         $
                                                                                      --------------
        6.   Consigned/unowned                                                        $
                                                                                      --------------
        7.   Subject to Purchase Money Security Interest                              $
                                                                                      --------------
        8.   Slow moving (older than 120 days)                                        $
                                                                                      --------------
        9.   Inventory classified as long term assets                                 $
                                                                                      --------------
        10.  Used                                                                     $
                                                                                      --------------
        11.  Remanufactured                                                           $
                                                                                      --------------
        12.  In transit                                                               $
                                                                                      --------------
        13.  Material and supplies                                                    $
                                                                                      --------------
        14.  Other Ineligible Inventory                                               $
                                                                                      --------------
        15.  Total Ineligible Inventory as of the end of the
             Current Period (Lines 2+3+4+5+6+7+8+9+10+11+
             12+13+14)                                                                $
                                                                                      --------------
        16.  Total Eligible Inventory as of the end of the
             Current Period (Line 1 - Line 15)                                                            $
                                                                                                          -------------

        17.  Multiplied by: Inventory Advance Factor                                                      50%

        18.  Equals: Total BORROWING BASE (not to exceed $5,000,000.00) as of
             the end of the Current Period                                                                $
                                                                                                          -------------

        19.  Less:  Aggregate principal amount outstanding under
             the Note as of the end of the Current Period                                                 $
                                                                                                          -------------

        20.  Equals:  Amount available for borrowing subject to the terms of
             the Agreement, if positive; or amount due, if negative                                       $
                                                                                                          -------------


The term "INVENTORY" has the meaning as set forth in the Texas Business and Commerce Code in effect as of the date of the Agreement.  Inventory shall be valued at the lesser of: (a) market value; and (b) cost. "OTHER INELIGIBLE INVENTORY"
means that Inventory of Borrower that is not subject to a first and prior Lien in favor of Bank, that Inventory that is subject to any Lien not in favor of Bank and that Inventory of Borrower as shall be deemed from time to time to be in the sole judgment of Bank, ineligible for purposes of determining the Borrowing Base.  All other terms not defined herein shall have the respective meanings as in the Agreement.

Borrower certifies that the above information and computations are true, correct, complete and not misleading as of the date hereof.

Borrower:     ASHFORD.COM


By:____________________________________________________________________________________________________________________

Name:__________________________________________________________________________________________________________________

Title:__________________________________________________    Date:______________________________________________________

Address:_______________________________________________________________________________________________________________






                            EXHIBIT A  Page 1 of 1

                                   EXHIBIT B
                                REQUEST FOR LOAN
                             LETTERHEAD OF BORROWER

Chase Bank of Texas, National Association
717 Travis, 7th Floor
Houston, Texas 77002
Attention: Michael A. Cerda, Vice President

Re:      Request for Loan under Agreement

Ladies and Gentlemen:

         This letter confirms our oral or telephonic request of _______________ __________, 19____, for a Loan in accordance with that certain Credit Agreement (as amended, restated and supplemented from time to time, the "AGREEMENT") dated as of the Effective Date between you and us. Any term defined in the Agreement and used in this letter has the same meaning as in the Agreement.

         The proposed Loan is to be in the amount of $_______________ and is to be made on ____________________, 19____ , which is a Business Day at least _______ Business Days after the date of this letter. The proceeds of the proposed Loan should be (check one:) [ ] deposited into account number_________ with the Bank [ ] ___________________________________________________________.

         The undersigned hereby certifies that:

         (1) The representations and warranties made by the Borrower or by any other Person in the Agreement and the other Loan Documents are true and correct on and as of this date as though made on this date.

         (2) The proposed Loan complies with all applicable provisions of the Agreement.

         (3)     No Event of Default has occurred and is continuing.

         (4)     A Borrowing Base Report is attached.

                                        Sincerely,

                                        ASHFORD.COM


                                        By:____________________________________

                                        Name:__________________________________

                                        Title:_________________________________





                            EXHIBIT B  Page 1 of 1

                                    ANNEX I

                                 LOAN DOCUMENTS

"Loan Documents" includes, but is not limited to, the following:

1.       Agreement

2.       Note

3. Guaranty of Ashford Buying Company and all other Subsidiaries of Borrower, now or hereafter existing

4.       Borrowing Base Report

5.       Compliance Certificate

6.       Security Agreements, in Proper Form, covering:

            Accounts and general intangibles
            Inventory

7.       Financing Statements

8.       Other (specify): Landlord Waivers

9. Certified Copies of Organizational and Authority Documents of Borrower and Guarantors

10. Insurance policies and certificates (including, business interruption insurance)

11.      Financial Statements of: Borrower and Guarantors

12.      UCC search




                    Loan Documents - ANNES I  Page 1 of 1

                                    ANNEX II

                                  SUBSIDIARIES



                IF NONE AS OF THE EFFECTIVE DATE, CHECK [ ] NONE



Subsidiary Name                            State Where
  and Address                              Incorporated                % Owned
---------------                            ------------                ---------

Ashford Buying Company

                                           Delaware
---------------------                                                  ---------
---------------------
---------------------



                            ANNEX II  Page 1 of 1

                         EXHIBIT C to Agreement between
 Ashford.com ("Borrower") and Chase Bank of Texas, National Association ("Bank") dated the Effective Date as same may be amended, restated and supplemented in writing.

                REPORTING REQUIREMENTS, FINANCIAL COVENANTS AND
 COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD ENDING ________________,
                              199__ ("END DATE")

A.       REPORTING PERIOD.  THIS EXHIBIT WILL BE IN PROPER FORM AND SUBMITTED WITHIN 15 DAYS OF THE END OF EACH CALENDAR
         MONTH INCLUDING THE LAST REPORTING PERIOD OF THE FISCAL YEAR AND WITH THE FISCAL YEAR END FINANCIAL STATEMENT.

                                      BORROWER'S FISCAL YEAR ENDS ON March 31, 2000.
====================================================================================================================================
  B. Financial Reporting.  Borrower will provide the following financial information within the times indicated:        Compliance
                                                                                                                       Certificate
====================================================================================================================================
                   WHO                                  WHEN DUE                               WHAT                      (Circle)
------------------------------------------------------------------------------------------------------------------------------------
  BORROWER                                (i) Within 90 days of fiscal year     Annual financial statements             Yes      No
                                          end                                   prepared on a consolidating and
                                                                                consolidated basis (balance
                                                                                sheet, income statement, cash
                                                                                flow statement) and audited
                                                                                (with unqualified opinion) by
                                                                                independent certified public
                                                                                accountants satisfactory to
                                                                                Bank, accompanied by Compliance
                                                                                Certificate
                                        --------------------------------------------------------------------------------------------
                                          (ii) Within 15 days of each           Unaudited interim financial             Yes      No
                                          Reporting Period End Date,            statements accompanied by
                                          including final period of fiscal      Compliance Certificate
                                          year
                                        --------------------------------------------------------------------------------------------
                                          (iii) Within 15 days of each month    Borrowing Base Report (Exhibit          Yes      No
                                          end                                   A), along with inventory listing
                                                                                and inventory summary.
====================================================================================================================================

====================================================================================================================================
 C. FINANCIAL COVENANTS. Borrower will comply with the                    COMPLIANCE CERTIFICATE
 following financial covenants, defined in accordance
 with GAAP and the definitions in Section 8, and
 incorporating the calculation adjustments indicated on
 the Compliance Certificate:
------------------------------------------------------------------------------------------------------------------------------------
                        REQUIRED                                              ACTUAL REPORTED
                        --------                                              ---------------                           Compliance
 Except as specified otherwise, each covenant will be         For Current Reporting Period/as of the End Date            (Circle)
 maintained at all times and reported for each
 Reporting Period or as of each Reporting Period End                                                                    Yes      No
 Date, as appropriate:
------------------------------------------------------------------------------------------------------------------------------------
 1. Maintain a Tangible Net Worth as adjusted, for the      Stockholders' Equity                      $_______
 fiscal quarter indicated below equalto or greater          Minus:   Goodwill                         $_______
 than the  sum of (a) an amount at least equal to 25% of             Other Intangible Assets          $_______
 Borrower's Budgeted Tangible Net Worth indicated                    Loans to Affiliates              $_______
 below, (b) 50% of net income for such fiscal quarter       Plus:    Subordinated Debt
 and (c) the proceeds of any equity offering  received               to Shareholders                  $_______
 in such fiscal quarter:

                                                            =  Actual Tangible Net Worth as adjusted            $_______
 Fiscal Quarter Ending Date             Budgeted TNW
 --------------------------             ------------        25% of Budgeted Tangible Net Worth        $_______
 6/30/99                               $29,336,045.00       + 50% of net income for fiscal quarter    $_______

 9/30/99                               $22,278,945.00       + Proceeds of equity offering             $_______
                                                            = Required Tangible Net Worth                       $_______

 12/31/99                              $15,417,321.00

                                                           Actual Tangible Net Worth greater than
 3/31/00                                $9,770,084.00      Required Tangible Net Worth                                  Yes     No
------------------------------------------------------------------------------------------------------------------------------------
 2. Maintain a ratio of Indebtedness under the Note to     Indebtedness under Note                 $_______             Yes     No
 Liquid Assets  of no greater than 1.00 to 1:00, with      Liquid Assets                           $_______
 the exception of the month of  November 1999 when the
 ratio shall be no greater than 2.25 to 1:00 and the       Ratio                                   ________
 month of December 1999 when the ratio shall be no
 greater than 1.50 to 1:00 (Section 4.9)
====================================================================================================================================





                                                   EXHIBIT C  Page 1 of 2 Pages

====================================================================================================================================
  D.  Other Required Covenants to be maintained and to be certified.         COMPLIANCE CERTIFICATE
====================================================================================================================================
                         REQUIRED                                              ACTUAL REPORTED                      COMPLIANCE
                         --------                                              ---------------                       (CIRCLE)
------------------------------------------------------------------------------------------------------------------------------------
  (i) Capital expenditures not to exceed a cumulative       $_______________________                                Yes   No
  amount of $900,000.00 during the period from the
  Effective Date to and including the Termination Date
  (Section 5.10).
------------------------------------------------------------------------------------------------------------------------------------
  (ii) Maintain business interruption insurance with                                                                Yes   No
  such insurers, in such amounts and subject to such
  terms satisfactory to Bank (Section 4.2).
------------------------------------------------------------------------------------------------------------------------------------
  (iii) No Liens or other Indebtedness except as            $________________________                               Yes   No
  permitted by Sections 5.1 and 5.2 respectively.
------------------------------------------------------------------------------------------------------------------------------------
  (iv) No change in ownership, except as permitted under                                                            Yes   No
  Section 5.9. (Section 5.4).
------------------------------------------------------------------------------------------------------------------------------------
  (v) Robert Shaw and James Whitcomb to remain actively                                                             Yes   No
  involved in Borrower's management. (Section 5.6).
------------------------------------------------------------------------------------------------------------------------------------
  (vi) No change in nature of business (Section 5.6).                                                               Yes   No
------------------------------------------------------------------------------------------------------------------------------------
  (vii)  No equity acquisitions except where                                                                        Yes   No
  consideration is paid through issuance of Borrower's      $_________________________
  capital stock or the payment of cash in a cumulative
  amount not to exceed $500,000.00 during the period
  from the Effective Date to and including the
  Termination Date; provided no Default or Event of
  Default has occurred or is imminent. (Section 5.9).
====================================================================================================================================


THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY
RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT C AND THE
AGREEMENT, THE AGREEMENT SHALL CONTROL.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Compliance Certificate (if any):

         [ ]     No default or Event of Default has occurred under the Agreement during the current Reporting Period, or been discovered from a prior period, and not reported.
         [ ]     A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:

                 [ ] was cured on ___________________________________ .

                 [ ] was waived by Bank in writing on ________________________________.

                 [ ] is continuing.

        Description of Event of Default: ___________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

Executed this ________  day of ______, 19__ .


BORROWER:  ASHFORD.COM


SIGNATURE:__________________________________________________________________________________________________________________________

NAME:_______________________________________________________________________________________________________________________________

TITLE:       (Chief Financial Officer or President)
      -------------------------------------------------------------------------------------------------------------------

ADDRESS:____________________________________________________________________________________________________________________________

        ____________________________________________________________________________________________________________________________

        ____________________________________________________________________________________________________________________________





                         EXHIBIT C  Page 2 of 2 Pages

                             REVOLVING CREDIT NOTE
                                 (this "Note")

   FOR VALUE RECEIVED, ON OR BEFORE the Termination Date, ASHFORD.COM ("Borrower," jointly and severally if more than one), promises to pay to the order of Chase Bank of Texas, National Association ("Bank") at its office at 712 Main
Street, Houston, Harris County, Texas 77252-2558, or at such other location as Bank may designate, in immediately available funds and lawful money of the United States of America, the sum of FIVE MILLION AND NO/100THS UNITED STATES
DOLLARS (U.S. $5,000,000.00) or the aggregate unpaid amount of all advances hereunder, whichever is lesser, plus interest on the unpaid principal balance outstanding from time to time at a rate per annum equal to the lesser of (i)
the Prime Rate (as hereinafter defined) from time to time in effect (the "Stated Rate") or (ii) the Highest Lawful Rate.
If the Stated Rate at any time exceeds the Highest Lawful Rate, the actual rate of interest to accrue on the unpaid principal amount of this Note will be limited to the Highest Lawful Rate, but any subsequent reductions in the Stated
Rate due to reductions in the Prime Rate will not reduce the interest rate payable upon the unpaid principal amount of this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Stated Rate had at all times been in effect. "Prime Rate" means the rate determined from time to time by Bank as its prime rate.  The Prime Rate shall change automatically from time to time without notice to Borrower or any other person.  THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BANK'S LOWEST RATE.

    This Note is the Revolving Credit Note described in Section 1.1 of the Credit Agreement (Borrowing Base) between
Borrower and Bank dated as of July 14, 1999 (as amended, restated and supplemented from time to time, the "Agreement")
and sometimes referred to therein as the Note.  Capitalized terms used in this Note have the meanings used in the
Agreement.

    Accrued and unpaid interest shall be due and payable quarterly, beginning on October 14, 1999, and continuing on the fourteenth day of the first month of each three month period thereafter and at Termination Date when all unpaid principal and accrued and unpaid interest shall be finally due and payable.  Borrower must make the payments required by
Sections 1.3 and 1.4 of the Agreement.

    Interest shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days, unless such calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a 365 or 366 day year, as applicable.

    All past-due principal and, to the extent permitted by applicable law, interest on this Note, shall, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law shall not provide for a maximum nonusurious rate of interest, at a rate per annum equal to eighteen percent (18%).

    The unpaid principal balance of this Note at any time shall be the total amounts advanced by Bank, less the amount of all payments of principal.  Absent manifest error, the records of Bank shall be conclusive as to amounts owed.
Subject to the terms and conditions of the Agreement, Borrower may use all or any part of the credit provided for herein at any time before the Termination Date.

    Time is of the essence.  Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee.  At Bank's sole option, all payments may be applied to accrued interest, to principal, or to both.

    If any Event of Default occurs, then Bank may exercise any and all rights and remedies under the Loan Documents, at law, in equity or otherwise.

    Each and all Obligors severally waive notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that their liabilities and obligations shall not be released or discharged by any or all of the following, whether with or without notice to them or any of them, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals;
(iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral.  Each Obligor agrees that acceptance of any partial payment shall not constitute a waiver.

    Bank and any subsequent owner or holder hereof reserves the right, in its sole discretion, without notice to
Borrower, to sell participations or assign its interest or both, in all or any part of this Note.  For purposes of this
Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to Borrower will be considered the "Borrower."


IN WITNESS WHEREOF, Borrower has executed this Note effective as July 14, 1999

BORROWER:  ASHFORD. COM


By:_________________________________________________________________________________________________________________________________

Typed Name:_________________________________________________________________________________________________________________________

Title:______________________________________________________________________________________________________________________________




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FOR BANK USE ONLY:        ACCOUNT #0040430348       NOTE #_______________________

At time of booking _________________________    Administrator:  Lula M. Johnson         Attorney:  Midge Hirsch
Agreement Effective Date:  July 14, 1999
Maximum Amount:  $5,000,000.00
Stated Termination Date:  July 13, 2000

All subsequent Amendments, if any, should be attached to the original Note.





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